Exhibit 99.1

           Leo Cyr, Experienced Telecom Executive, Named to
                       ITXC Board of Directors


    PRINCETON, N.J.--(BUSINESS WIRE)--Aug. 5, 2003--ITXC Corp.(R) (NASDAQ: ITXC) announced today that Leo Cyr, an experienced telecommunications executive, has been elected to its Board of Directors. Cyr has had twenty-five years of management experience, including nineteen years within the telecommunications industry, most recently as President and Chief Operating Officer of Clearwire Technologies, where he also served as a Director. Prior to 2001, he was President and Chief Operating Officer and also served as of a Director of CapRock Communications. Prior to 1999, he was Senior Vice President, Intelligent Network Architecture and Development of MCI WorldCom, was co-founder and CEO of UniSite, Inc. and had occupied a variety of senior positions at MCI. Cyr is a graduate of the United States Military Academy at West Point.
    Tom Evslin, ITXC's CEO and Chairman, said "We are very pleased to have Leo bring his vast experience and knowledge to our Board. The Company is at an important juncture and additional wise and independent voices on our Board will help us to achieve the best possible results for our shareholders."
    The Board currently has a vacancy and Cyr will serve out the unexpired portion of that term which ends in 2005. As a result of this appointment, independent directors will again be a majority of the Board.

    About ITXC:

    ITXC Corp. is one of the world's leading carriers based on minutes of international traffic carried. As a carriers' carrier, ITXC serves all major carriers in the US; many incumbent carriers worldwide including China Telecom, PLDT, Telkom South Africa, Telecom Colombia, Telenor, Telia, and VSNL; and emerging and competitive carriers including Intelig in Brazil, Vietel in Vietnam and Data Access in India. ITXC also serves a growing number of mobile carriers including China Mobile, one of the world's largest mobile carriers.
    ITXC is the global market share leader in VoIP international calling with approximately 20% of the market, according to TeleGeography 2003. ITXC was also the Fastest Growing Technology Company in North America according to the 2002 Deloitte & Touche Technology Fast 500 ranking.
    For more information about ITXC, please visit www.itxc.com.

    Forward looking statements: ITXC has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning ITXC's business, operations and financial condition. "Forward-looking statements" consist of all non-historical information, including references in this press release to ITXC's prospects, the CEO search, ITXC's future performance and potential strategic transactions. In addition, the words "could", "expects", "anticipates", "objective", "plan", "may affect", "may depend", "believes", "estimates", "projects" and similar words and phrases are also intended to identify such forward-looking statements. Actual results could differ materially from those projected in the Company's forward-looking statements due to numerous known and unknown risks and uncertainties, including, among other things, difficulties in predicting the outcome of strategic discussions; unanticipated technological difficulties; the volatile and competitive environment for Internet telephony and telecommunications; changes in domestic and foreign economic, market, and regulatory conditions; the inherent uncertainty of financial estimates and projections; uncertainty inherent in litigation; the creditworthiness of our customers; the impact of future transactions; and other considerations described as "Risk Factors" in Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and in other filings by the Company with the SEC. All such forward-looking statements are current only as of the date on which such statements were made. ITXC does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

    ITXC and ITXC.net are registered trademarks of ITXC Corp.


    CONTACT: ITXC Corp.
             Edward B. Jordan, 609-750-3302
             ir@itxc.com